UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4-22-10 Ebisu, Shibuya-ku Tokyo, Japan	1500013
(Address of principal executive offices)	(Zip Code)

81-3-3478-2830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers

On February 17, 2012, the Board of Directors of Your Event, Inc., (the “Company” or the “Registrant”) recognized the need to update its management corporate structure in order to maximize business opportunities by creating a separate management position for both the President and Chief Executive Officer.

The Board unanimously approved the new management corporate structure and appointed Mr. Masaya Konishi as its new Chief Executive Officer. Mr. Masaya Konishi will hold this position until his successor(s) shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation.

The Board also confirmed that Mr. Gaku Uehara retain his position as the President of the Corporation, until his successor(s) shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Gaku Uehara	44	President, Director
Masaya Konishi	29	CEO, Director
Tetsuya Imamura	38	Vice President, Director
Tomohiro Kitamura	36	CFO and Director
Takahiro Noda	35	Director
Mitsuhiro Matsumoto	33	Secretary and Director
Kimitaka Saito	36	Commissioner of Auditing Committee/External Director and Director

Biographies of the Management Team of Your Event, Inc.

Mr. Gaku Uehara, President and Director

Mr. Uehara, has served as President of MandW Japan, Inc. a Japanese beauty consulting and publishing company focused in the beauty salon business since June 2009 and holds positions in Next, Inc., an IT engineering business since April 1994 and has been a director of Infinity Holdings, Inc. a Japanese holding company since November 2009.

Mr. Masaya Konishi, CEO, Director

Mr. Konishi, is President of With Asset Management, Inc., a firm focused on fund origination and has been with the company since April 2007. Between April 2007 and March 2009, he was President of STEWARD Entertainment Inc. Mr. Konishi was also President of STEWARD Inc. and was with the company between April 2005 and March 2009. Mr. Konishi once studied at Rikkyo University.

Mr. Tetsuya Imamura, Vice President, Director

Mr. Imamura, has served as President of Infinity Holdings, Inc. a Japanese holding company since November 2009 and holds positions in PLAISIR, Inc. a beauty salon business since October 2010; WAVE, Inc. a talent agency since December 2009; Progress, Inc. an acquisitions business since July 2009; With Consulting Inc. an asset management business since November 2007; FCPB HOLDINGS Inc. an electronic manner systems development business since April 2001; and FACE Corporation an asset management consulting firm since April 1999. He is a current director of MandW Japan, Inc. since February 2010 and SPEED AGENCY CO., Ltd. a management firm for athletes since February 2010, and Concent Co., Ltd., an IT, systems and website configuration business since January 2010.

Mr. Tomohiro Kitamura, Chief Financial Officer, Director

Mr. Kitamura, has served as President of SPEED AGENCY Ltd. a management firm for athletes since July 2010, WAVE, Inc. a talent agency since December 2009, Total Asset Management Inc. a management consulting firm since February 2009 and RELATION Ltd. a portal site development business focused on import and the sale of apparel products since February 2006. He is also Vice President of Infinity Holdings, Inc. and has been with the company since November 2009. Since June 2007, he has served as director of With Consulting Inc.

Mr. Takahiro Noda, Director

Mr. Noda, has been a director of Infinity Holdings, Inc., since November 2009. He is current President of CONCENT Co., Ltd. an IT, systems and website configuration business since August 2003. Mr. Noda was an IT engineer with Active Agent Corporation from April 2000 to July 2002 and worked in sales with Navi Connection Inc. between April l997 and March 2000. Mr. Noda graduated from Fukuoka Technical College.

Mr. Mitsuhiro Matsumoto, Secretary

Mr. Matsumoto, has served as director of Infinity Holdings, Inc., since December 2010 and With Asset Management Inc. a fund origination firm since December 2009. Between May 2002 and February 2005, he served as President of TOUCH UP Co., Ltd. a cosmetic sales and event business. Mr. Matsumoto graduated from Asia University.

Mr. Kimitaka Saito, Commissioner of Auditing Committee/External Director and Director

Mr. Saito, 36, has served as an auditor for many Japanese companies, including Renren Games Japan, Inc. an online gaming company, Infinity Holdings, Inc. and EXSOL Ltd. an insurance company. He is President of TLA Consulting Inc. a tax, legal and financial consulting business and has been with the company since August 2010. In July 2003, he established the "Saito Kimitaka Certified Tax Accountant Office" and was a tax accountant with Toyama Katsuo Certified Tax Accountant Office between April 2000 and April 2004. Between December 2009 and September 2010, Mr. Saito was a director of With Asset Management Inc. Mr. Saito graduated from Kokushikan University with a Master's Degree from the School of Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: February 22, 2012	/s/ Mitsuhiro Matsumoto
Name: Mitsuhiro Matsumoto
Title: Secretary and Director